Exhibit 10.4

PIONEER ENERGY SERVICES CORP.

2020 EMPLOYEE INCENTIVE PLAN

ARTICLE 1

PURPOSE

Pioneer Energy Services Corp., a Delaware corporation (the “Company”), hereby establishes the Pioneer Energy Services Corp. 2020 Employee Incentive Plan (the “Plan”), effective as of May 29, 2020 (the “Effective Date”). The purpose of the Plan is to advance the interests of the Company and its shareholders by providing a means by which the Company and its Subsidiaries can attract, retain and motivate selected employees and provide such individuals with an opportunity to participate in the increased value of the Company and its Subsidiaries which their effort, initiative and skill have helped produce.

ARTICLE 2

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any grant of Options, Restricted Stock, RSUs or Other Share-Based Awards granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not (as determined by the Committee), be required to be executed or acknowledged by a Participant as a condition precedent to receiving an Award or the benefits under an Award.

“Beneficial owner” or “beneficially own” has the meaning given to such term in Rule 13d-3 under the Exchange Act.

“Board” means the board of directors of the Company.

“Bylaws” means the Bylaws of the Company, as amended from time to time.

“Cause” shall mean and include (unless otherwise provided in a Participant’s Award Agreement) the Participant’s (a) commission of any act or omission constituting fraud under any law of the State of Texas or other law applicable to the Participant, (b) conviction of, or a plea of nolo contendere to, a felony, (c) embezzlement or theft of property or funds of the Company or any of its Affiliates or (d) refusal to perform the Participant’s duties with the Company; (e) failure to follow the instructions of the Board or the Participant’s supervisor or a senior executive officer that, in each case, are lawful, reasonable and commensurate with the Participant’s title and duties, (f) conduct in connection with the Participant’s duties, performance or responsibilities that is fraudulent, unlawful or grossly negligent; or (g) willful misconduct with respect to the Participant’s duties; provided, that the conduct described in clauses (d), (e) and (g) shall not constitute Cause unless the Company has provided the Participant with written notice of such conduct and, to the extent curable, the Participant fails to cure such conduct within 10 days of receiving such notice.

“Change in Control” means the consummation of any transaction or series of transactions, pursuant to which one or more Persons or Groups (as such term is used in Section 13(d) of the Exchange Act) (other than a Permitted Holder) acquires or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person or Group shall be deemed to have “beneficial ownership” of all securities that such Person or Group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (a) capital stock of the Company possessing (i) the power to vote more than 50% of the capital stock of the Company or (ii) the voting power sufficient to elect a majority of the members of the Board or the board of directors of any successor to the Company (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s capital stock or otherwise), in either case determined on a fully-diluted basis (taking in account all such securities that such Persons or Groups have the right to acquire pursuant to any option right), or (b) all or substantially all of the assets of the Company and its Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder.

“Committee” means a committee of two or more members of the Board designated by the Board to administer the Plan, or if no such committee has been designated, the Board.

“Common Shares” means shares of the common stock, par value $0.01 per share, of the Company and any other security into which such common stock may hereafter be converted or changed.

“Company Group” means the Company, its Subsidiaries, and any of their Affiliates.

“Convertible Bonds” has the meaning set forth in the Charter.

“Disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to engage in any substantial gainful activity, where such impairment is likely to result in death or can be expected to last for a continuous period of not less than 12 months, as determined reasonably and in good faith by the Committee.

“Eligible Individual” means any employee of the Company or any of its Subsidiaries.

“Encumbrance” means any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance with respect to any Common Share issued in respect of any Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.

“Exercise Price” means the price at which a Common Share may be purchased by a Participant pursuant to an Option, as set forth in the relevant Award Agreement.

“Fair Market Value” means, with respect to a Common Share as of any date of determination, the fair market value as determined in good faith by the Board in its sole discretion.

“Incentive Stock Option” means an Option granted pursuant to Section 6.01 that is intended to meet the requirements of Section 422 of the Code.

“Option” means an option to purchase Common Shares.

“Other Share-Based Award” means any award of, denominated in or based on Common Shares granted to a Participant, pursuant to Section 6.04, which may include, for the avoidance of doubt, stock appreciation rights, dividend or dividend equivalent rights and other similar awards.

“Participant” means an Eligible Individual who receives an Award under the Plan.

“Permitted Holder” means the Company or any of its Affiliates, any employee benefit plan(s) sponsored by the Company or any of its Affiliates, or any Person or Group (as such term is used in Sections 13(d) of the Exchange Act), who beneficially owns (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person or Group shall be deemed to have “beneficial ownership” of all securities that such Person or Group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time) at least 10% of the Common Shares on the Effective Date on a fully-diluted basis (taking into account all such securities that such Person or Group has the right to acquire pursuant to any option right), and the respective controlled Affiliates of such Person or Group.

“Person” means an individual, corporation, limited liability Company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” has the meaning set forth in Article 1.

“Restricted Stock” means any award of Common Shares that is subject to vesting conditions pursuant to Section 6.02.

“Restricted Stock Units” or “RSUs” means a contractual right to receive the value of the underlying Common Shares in cash, Common Shares or a combination thereof pursuant to Section 6.03.

“Section 409A” has the meaning assigned to it in Article 15.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

“Shareholder” shall have the meaning designated in the Bylaws.

“Subsidiary” means with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Unvested Award” means, as of any date, any Award (or any portion thereof) which by its terms has not yet vested as of such date.

“Vested Award” means, as of any date, any Award (or any portion thereof) which by its terms has vested as of such date.

ARTICLE 3

ADMINISTRATION

Section 3.01. Committee. The Plan shall be administered by the Committee.

Section 3.02. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Company:

(a) to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Common Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other aspects of the Awards and the provisions of the applicable Award Agreement and to modify, amend, cancel or suspend Awards;

(b) to interpret the Plan;

(c) to prescribe, amend and rescind any rules and regulations relating to the Plan;

(d) to determine whether, to what extent and under what circumstances Awards may be settled in cash, Common Shares, other Awards or other property, including without limitation the authority to settle Awards in cash or property upon a Change in Control or other similar corporate transaction;

(e) to determine whether, to what extent and under what circumstances, cash, Common Shares, other Awards, other property and any other amounts payable with respect to an Award shall or may be deferred either automatically or at the election of the Participant or of the Committee;

(f) to cancel and re-grant, accelerate vesting or adjust the Exercise Price of an Award previously granted under the Plan; and

(g) to make all other determinations and findings, including factual findings, deemed necessary or advisable for the administration of the Plan.

Section 3.03. Committee Discretion. In exercising its authority, the Committee shall have the broadest possible discretion, including but not limited to the ability to take different actions with respect to different Participants under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made in good faith by the Committee under or with respect to the Plan, any Award or Award Agreement shall be final, binding and conclusive on all persons.

Section 3.04. Committee Delegation. To the extent permitted by applicable law, the Committee may delegate its authority, or specified items thereof, to one or more designated officers of the Company or other committees of the Board.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

Section 4.01. General Limitation.

(a) Subject to Section 4.02 below, the maximum number of Common Shares that may be issued under the Plan is 1,198,074 Common Shares.

(b) To the extent any Common Shares covered by an Award is not issued because the Award is forfeited, canceled or expires without being exercised, such Common Shares shall not be deemed to have been issued for purposes of determining the maximum number of Common Shares available for issuance under the Plan.

(c) Notwithstanding anything to the contrary in Section 4.01(b) above, Common Shares subject to an Award shall not again be available for issuance under the Plan if such Common Shares are (i) Common Shares tendered to or withheld by the Company (by either actual delivery or by attestation) to satisfy payment of the Exercise Price of any Option or any Other Share-Based Award granted under the Plan or (ii) not delivered because the Award is settled in cash or are Common Shares withheld to satisfy applicable tax withholding obligations or otherwise arising from an Option or other Award.

Section 4.02. Adjustments. In the event that any corporate transaction or distribution (including, without limitation, any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, repurchase, combination or exchange of Common Shares or other securities of the Company, but not including ordinary dividends) affects the Common Shares such that the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then (a) the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Common Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under Section 4.01; (ii) the number of Common Shares or other securities of the Company (or number and kind of other securities and property) subject to outstanding Awards; and (iii) the Exercise Price or other terms and conditions of any Award or, (b) if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award in full satisfaction of such Award as set forth in Section 4.03.

Section 4.03. Cancelation of Awards. For the avoidance of doubt, if an adjustment is appropriate under Section 4.02, the Committee may, if deemed equitable by the Committee in light of the applicable circumstances, cause any Award granted hereunder to be canceled in consideration of a cash payment to the holder of such Award equal in value to the product of (a) the number of Common Shares subject to such Award, multiplied by (b) the Fair Market Value of a Common Share as of the date of such cancelation (less any Exercise Price or other applicable exercise, hurdle or similar price) with respect to such canceled Award, provided that, for the avoidance of doubt, if the Award has an Exercise Price that exceeds the Fair Market Value of the Common Shares underlying the Award, the Award may be canceled for no consideration.

Section 4.04. Anti-Dilution. The Common Shares available for issuance pursuant to Section 4.01 and all outstanding Awards thereunder shall be subject to dilution for further equity issuances (except with respect to issuances (x) with respect to the number of shares available for issuance pursuant to Section 4.01 and (y) resulting from the conversion of the Convertible Bonds), on a ratable basis with all Common Shares of the Company.

Section 4.05. Other Provisions. The grant of any Award may also be subject to such other provisions as the Committee deems appropriate (whether or not applicable to any Award granted to any other Participant) and set forth in the applicable Award Agreement.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

Key employees of the Company or any of its Subsidiaries who are expected to be important to the ongoing business of the Company and any of its Subsidiaries shall be eligible to participate in and receive Awards under the Plan, which individuals will be selected by the Board.1 Awards may be granted on conditions specified by the Committee.

ARTICLE 6

AWARDS

Section 6.01. Options.

(a) General. The Committee is authorized to grant Options under the Plan, which shall be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the limitations and conditions set forth herein.

[1]

As soon as practicable (but in no event more than 15 days following) the Effective Date, in accordance with an allocation schedule to be reasonably determined by the Board after good faith consultation with the Company’s Chief Executive Officer, the Company shall make the initial grants under the Plan, 100% in the form of Awards of Restricted Stock, with respect to an aggregate number of 599,037 Common Shares, pursuant to the form of Restricted Stock Award Agreement attached as Exhibit A hereto, to the initial designated participants in the Company’s Key Executive Severance Plan as set forth on Exhibit A thereof.

(b) Exercise Price. The Exercise Price of each Option shall be established by the Committee at the time the Option is granted. Unless otherwise determined by the Committee, the Exercise Price shall not be less than the Fair Market Value of a Common Share on the date of grant of the Option (which shall not be less than the “fair market value” of a Common Share within the meaning of Section 409A).

(c) Number of Common Shares. Each Award Agreement shall specify the number of Common Shares that are subject to the Option.

(d) Vesting. The vesting schedule for each grant of Options shall be set forth in the applicable Award Agreement, including the treatment of outstanding Options upon a Participant’s termination of employment or service. An Option shall be exercisable only in accordance with the terms and conditions and during such periods as may be established by the Committee in the Award Agreement, or otherwise in accordance with the Plan and the Award Agreement. The Committee may, in its discretion, provide that such an Option may be exercised in whole or in part, in installments, cumulative or otherwise, for any period of time specified by the Committee or based on performance or other criteria established by the Committee.

(e) Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price, or adequate provision therefor (in the discretion of the Committee), is received by the Company. Such payment may be made, as determined by the Committee in its sole discretion, (i) in cash; (ii) solely to the extent permitted by the Committee, in Common Shares owned by the Participant or in Common Shares which may be received by the Participant upon exercise of the Option (in each case, the value of such Common Shares shall be their Fair Market Value on the date of exercise); (iii) in other property acceptable to the Committee; or (iv) by any combination thereof.

(f) Term of Options. An Option and all rights and obligations thereunder shall expire on the date to be determined by the Committee and set forth in the applicable Award Agreement, which shall be not later than ten years from the date of grant of such Option.

(g) Incentive Stock Options. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Subject to adjustment under Section 4.02, the maximum number of Common Shares that may be issued under Incentive Stock Options under the Plan is 1,198,074.

(h) Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Company prior to the Vesting of an Option, or if other conditions established by the Committee are not met, the Participant’s Option shall be immediately forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

Section 6.02. Restricted Stock.

(a) General. The Committee is authorized to grant Awards of Restricted Stock under the Plan, which shall be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the following limitations and conditions set forth herein.

(b) Number of Common Shares; Restrictions. The Committee shall determine the number of Common Shares subject to Restricted Stock. The Committee shall establish conditions under which restrictions on Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals.

(c) Requirements. If the specified restrictions are not met, the Restricted Stock shall terminate as to all Common Shares covered by the Award as to which the restrictions have not lapsed, and those Common Shares shall be immediately forfeited by the Participant to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. A Participant may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Stock. Unless otherwise determined by the Committee, the Company will retain possession of certificates for Common Shares subject to an Award of Restricted Stock until all restrictions on such shares have lapsed. Each certificate for Common Shares subject to an Award of Restricted Stock, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Award. The Committee may determine that the Company will not issue certificates for Awards of Restricted Stock until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, the Participant shall not have the right to vote on Restricted Stock until the restrictions lapse in accordance with the terms of the Plan. Further, unless the Committee determines otherwise, the Participant shall not have the right to receive any dividends or other distributions that would be paid on such Restricted Stock if the restrictions had lapsed.

Section 6.03. Restricted Stock Units; RSUs.

(a) General. The Committee is authorized to grant RSUs under the Plan, which shall be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the limitations and conditions set forth herein.

(b) Terms of RSUs. The Committee may grant RSUs that will vest and settle over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. RSUs may be settled at the end of a specified performance period or other period, or settlement may be deferred to a date authorized by the Committee. The Committee shall determine the number of RSUs to be granted and the requirements applicable to such RSUs.

(c) Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Company prior to the vesting of RSUs, or if other conditions established by the Committee are not met, the Participant’s RSUs shall be immediately forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Settlement of RSUs. Settlement of RSUs shall be made in cash, Common Shares or any combination of the foregoing, as the Committee shall determine in its sole discretion.

Section 6.04. Other Share-Based Awards. The Committee is authorized to grant unrestricted Common Shares or Other Share-Based Awards under the Plan to Participants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions, including vesting schedules or other criteria, including performance criteria, as the Committee will from time to time in its sole discretion determine.

Section 6.05. Settlement of Awards. Common Shares delivered pursuant to the exercise of an Option, settlement of an RSU or the issuance, exercise or vesting and settlement of Other Share-Based Awards shall be subject to any such additional conditions (other than vesting conditions), restrictions and contingencies as the Committee may establish pursuant to the Plan and Award Agreement, in addition to the conditions set forth herein.

Section 6.06. Amendment to Awards. The Committee may waive any conditions or rights under any Award theretofore granted, prospectively or retroactively.

Section 6.07. Other Provisions. The grant of any Award may also be subject to such other provisions as the Committee deems appropriate (whether or not applicable to any Award granted to any other Participant), including the treatment of Awards and Common Shares upon the occurrence of any corporate transaction or distribution involving the Company, including any merger, reorganization, recapitalization or other similar corporate event.

ARTICLE 7

CHANGE IN CONTROL

Section 7.01. Committee Actions on a Change in Control. In the event of a Change in Control, the Committee will have full discretion, subject to any applicable regulatory approvals, and subject to the terms of any Award Agreement, to take whatever actions that it deems necessary or appropriate with respect to outstanding Awards, including: (a) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change in Control or on such terms and conditions following the Change in Control as the Committee may determine in its sole discretion; (b) to provide for the assumption of an Award (or portions thereof) or the substitution of an Award (or portions thereof) with similar awards of the surviving or acquiring Company (subject to Section 409A, where applicable); (c) to provide for the cash-out and cancelation of any Vested Award (or portion thereof) immediately prior to such Change in Control, which cash-out may (subject to Section 409A, where applicable) be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control; provided that, for the avoidance of doubt, if the Vested Award has an Exercise Price that exceeds the Fair Market Value of the Common Shares underlying the Award, the Award may be canceled for no consideration; (d) to cancel, without consideration, any Unvested Award and any other Award that is not otherwise exercised on or prior to any Change in Control; or (e) to take any other actions as the Committee deems necessary or advisable in connection with such Change in Control. The Committee may, in connection with a Change in Control, take different actions with respect to different Participants under the Plan, different Awards under the Plan and different portions of Awards granted under the Plan.

ARTICLE 8

TAX WITHHOLDING

All distributions under the Plan are subject to minimum tax withholding obligations, and the Committee may condition the delivery of Common Shares or other benefits upon satisfaction of all applicable withholding requirements. The Committee, in its sole discretion and subject to such requirements as it may prescribe, may permit such withholding obligations to be satisfied through any combination of the following: (a) cash payment by the Participant; (b) payroll withholding of the Participant’s salary, wages or other compensation; (c) surrender of Common Shares which the Participant already owns (either by actual surrender or attestation); or (d) surrender of Common Shares or other benefits to which the Participant is otherwise entitled (e.g., upon exercise of an Option) under the terms of the Plan.

ARTICLE 9

TRANSFERABILITY

Section 9.01. Transferability of Awards. Except as otherwise expressly permitted by the Committee, no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. An Option (or Other Share-Based Award subject to exercise) may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legal representative.

Section 9.02. Continuation of Terms. To the extent any transfer of any Award is permitted pursuant to Section 9.01, (i) any transferee of any such Award shall, by virtue of and as a condition to such transfer, agree to be bound by the terms of the Plan and the applicable Award Agreement and (ii) the provisions of the Plan and the Award Agreement with respect to such Award will continue to apply as though the Award were still held by the applicable Participant.

ARTICLE 10

LIMITATION ON IMPLIED RIGHTS

Section 10.01. Property Rights. Neither a Participant nor any other Person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of any member of the Company Group whatsoever including without limitation, any specific funds, assets or other property which any member of the Company Group, in its or their sole discretion, may set aside in anticipation of a liability under the Plan. Subject to the terms of the Plan, a Participant shall have only a contractual right to the Common Shares or amounts, if any, payable under the Plan, unsecured by any assets of any member of the Company Group, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of any member of the Company Group shall be sufficient to pay any benefits to any Person.

Section 10.02. Employment Rights. Nothing in this Plan nor in any Award Agreement shall confer upon any Participant any promise or commitment by any member of the Company Group regarding employment, employment positions, work assignments, compensation or any other term or condition of employment or affiliation.

Section 10.03. No Implied Rights or Obligations. The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Participants or others claiming entitlement under the Plan or any obligations on the part of any member of the Company Group, or the Committee, except as expressly provided herein. No Award shall be deemed to be salary or compensation for the purposes of computing benefits under any employee benefit, severance, pension or retirement plan of the Company or any of its Subsidiaries, unless the Committee shall determine otherwise, applicable local law provides otherwise or the terms of such plan specifically include such compensation.

Section 10.04. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from any member of the Company Group pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 10.05. Rights as a Shareholder. Except as otherwise provided by the Committee in an Award Agreement, no Participant or holder of any Award shall have any rights as a Shareholder with respect to any Common Shares underlying such Award until the Award has been exercised or settled, and the Participant or holder has been issued Common Shares in accordance with the terms of the Plan.

Section 10.06. Additional Conditions of Awards. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancelation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a termination of the Participant’s employment or service with the Company or any of its Subsidiaries, a violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of any member of the Company Group.

Section 10.07. Variations by Jurisdiction. Awards may be granted to Participants in different legal jurisdictions on such terms and conditions as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 10.08. Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to any member of the Company Group, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include:

(a) administering and maintaining Participant records;

(b) providing information to any member of the Company Group, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(c) providing information to future purchasers or other transaction counterparties of any member of the Company Group, or the business in which the Participant works; and

(d) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

ARTICLE 11

GOVERNMENT AND STOCK EXCHANGE REGULATIONS

The Committee may refuse to issue or transfer any Common Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal and state securities laws and any other laws to which such offer, if made, would be subject.

Upon the issuance of Common Shares in connection with the settlement award, vesting, exercise or settlement of an Award at a time when there is not in effect a registration statement under the Securities Act relating to such Common Shares and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act, or if the rules or interpretations of the Securities and Exchange Commission so require, such Common Shares may be issued only if the Company and the holder of such Common Shares are in compliance with all securities law requirements for an exemption from registration and the holder represents and warrants in writing to the Company that the Common Shares purchased are being acquired for investment and not with a view to distribution thereof.

The Company is under no duty to ensure that Common Shares may legally be delivered under the Plan, and shall have no liability to Award recipients in the event such delivery of Common Shares may not be made.

ARTICLE 12

AMENDMENTS, SUSPENSIONS OR TERMINATION OF PLAN

Section 12.01. Amendment and Termination of the Plan. The Board may at any time amend, suspend or terminate the Plan from time to time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval by the shareholders of the Company if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply.

Section 12.02. Amendment of Award Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially adversely impair the rights of any Participant or any holder of any Award theretofore granted will not to that extent be effective without the consent of the affected Participant or holder.

Section 12.03. Corrections. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that it shall deem desirable to carry the Plan into effect.

ARTICLE 13

TERMINATION

The Plan shall continue in effect until May 29, 2030, unless earlier terminated by the Board pursuant to Article 12.

ARTICLE 14

GOVERNING LAW; WAIVER OF JURY TRIAL

The validity, construction and effect of the Plan, the Award Agreements and any rules, regulations or procedures relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state. Participants acknowledge and agree that any controversy which may arise under or relate to the Plan or an Award Agreement is likely to involve complicated and difficult issues, and the Company and each Participant will agree to irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to the Plan or an Award Agreement, or the transactions and matters contemplated hereby or thereby.

ARTICLE 15

SECTION 409A OF THE CODE

The Plan is intended to comply with the requirements of Section 409A of the Code and the regulations and guidance thereunder (respectively, “Section 409A”), the provisions of the Plan shall be interpreted in a manner that satisfies such requirements, and the Plan shall be operated accordingly. If any provision of the Plan would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict. If an operational failure occurs with respect to the requirements of Section 409A, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. No provision of the Plan shall be interpreted to transfer any liability for a failure to comply with Section 409A from a Participant or any other Person to the Company.

Notwithstanding any provision of the Plan or any Award Agreement, if at the time of termination of a Participant’s employment or service with the Company or any of its Subsidiaries he or she is a “specified employee” (as defined in Section 409A) and any payments upon such termination under the Plan or such Award Agreement are treated as deferred compensation subject to Section 409A, he or she will not be entitled to such payments until the earlier of (a) the date that is six months after such termination or (b) any earlier date that does not result in any additional tax or interest to such Participant under Section 409A.

For purposes of Section 409A, any payment or settlement of an Award made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A.

EXHIBIT A

FORM OF RESTRICTED STOCK AWARD AGREEMENT – EMERGENCE GRANTS

RESTRICTED STOCK AWARD AGREEMENT

Under the Pioneer Energy Services Corp. 2020 Equity Incentive Plan

THIS AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of [_], 2020 between Pioneer Energy Services Corp., a Delaware corporation (the “Company”), and [•] (the “Participant”).

The Company hereby grants to the Participant an Award of Restricted Stock (the “Award”) which represents Common Shares that are subject to vesting conditions according to the terms and conditions as set forth in this Award Agreement and in the Pioneer Energy Services Corp. 2020 Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

In accordance with this grant, and as a condition thereto, the Company and the Participant agree as follows:

SECTION 1. Number of Common Shares; Date of Grant; Vesting Schedule. The number of shares of Restricted Stock subject to the Award, the grant date, the vesting commencement date and the vesting schedule are set forth in Exhibit A to this Award Agreement.

SECTION 2. Transferability. Any unvested shares of Restricted Stock subject to the Award, may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered, whether voluntarily, involuntarily or by option of law.

SECTION 3. Termination of Employment or Service. In the event of a termination of the Participant’s employment or service with the Company or any of its Subsidiaries, this Award will be treated as follows:

(a) Death or Disability. If the Participant’s employment or service with the Company or any of its Subsidiaries is terminated due to the Participant’s death or Disability, (i) the number of shares of Time-Vesting Restricted Stock that would have become vested within a period of one year following the date of such termination shall vest as of the date of such termination and any unvested Time-Vesting Restricted Stock shall immediately be forfeited and canceled without any payment or consideration being due from the Company and (ii) a prorata portion of the Performance-Vesting Restricted Stock shall become vested as of the last day of the Performance Period, determined by multiplying the actual number of shares of Performance-Vesting Restricted Stock that would have vested based on actual performance of the Performance Condition, by a fraction (i) the numerator of which is the number of days of service completed in the Performance Period as of the date of termination plus 365 and (ii) the denominator of which is 1,095 and any shares of the Performance-Vesting Restricted Stock that remain unvested at the end of the Performance Period shall immediately be forfeited and canceled without any payment or consideration being due from the Company.

(b) Termination Without Cause or for Good Reason. If the Participant’s employment or service with the Company or any of its Subsidiaries is terminated (i) by the Company or any of its Subsidiaries without Cause or (ii) due to the Participant resigning for Good Reason, (x) all outstanding Time-Vesting Restricted Stock shall vest as of the date of termination and (y) all outstanding Performance-Vesting Restricted Stock shall vest as of the date of termination based on performance of the Performance Condition at target level.

For the purposes of this Award Agreement, “Good Reason” means, a voluntary termination by the Participant due to the occurrence (without the Participant’s consent) of any of the following: (i) material diminution of the Participant’s title, authority or responsibilities as in effect on the Effective Date that is not remedied by the Company within 5 business days after the Participant’s written notice to the Company of such diminution; (ii) a reduction in the Participant’s base salary as in effect on the Effective Date, other than as a result of a reduction (reasonably determined in good faith by the Board to be necessary and in the best interests of the Company in response to (or to reasonably forestall) a deterioration the Company’s financial condition) of not more than 5% that applies generally to similarly situated employees of the Company; or (iii) relocation of the Participant’s principal place of business by more than 45 miles.

(c) Termination for Cause. If the Participant’s employment or service with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause, any unvested shares of Time-Vesting Restricted Stock and Performance-Vesting Restricted Stock shall be immediately forfeited and canceled in their entirety without any payment or consideration being due from the Company.

(d) Voluntary Termination Without Good Reason. If the Participant resigns from the Participant’s employment or service with the Company or any of its Subsidiaries without Good Reason, any unvested shares of Time-Vesting Restricted Stock and Performance-Vesting Restricted Stock shall be immediately forfeited and canceled in their entirety without any payment or consideration being due from the Company.

SECTION 4. Change in Control. The treatment upon a Change in Control of any unvested shares of Restricted Stock subject to the Award shall be determined by the Committee pursuant to Section 7.01 of the Plan; provided that Section 7.01(d) of the Plan shall not apply to the Award.

SECTION 5. Voting Rights. For the avoidance of doubt, subject to the Company’s Charter, any unvested shares of Restricted Stock subject to the Award shall be entitled to voting rights to the extent that the Company’s 5.00% Convertible Senior Unsecured PIK Notes due 2025 have voting rights on an as-converted basis.

SECTION 6. Representations. The Participant represents and warrants that:

(a) If the Participant qualifies as an “Accredited Investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) he or she has completed Annex I hereto, in accordance with the instructions therein.

(b) The Common Shares issued in connection with the Award are for the Participant’s own account for investment and not with any view to the distribution thereof, and the Participant will not sell, assign, transfer or otherwise dispose of the Award or any of the Common Shares issued in connection with the Award, or any interest therein, in violation of the Securities Act or any applicable state securities law.

(c) The Participant understands that (i) the Common Shares issued in connection with the Award will not be registered under the Securities Act or any applicable state securities law and may not be sold or otherwise disposed of unless it is registered or sold or otherwise disposed of in a transaction that is exempt from such registration and (ii) the certificates representing such Common Shares will bear appropriate legends restricting the transferability thereof.

(d) The Participant understands that the Company Group will rely upon the completeness and accuracy of these representations in establishing that the contemplated transactions are exempt from the Securities Act and hereby affirms that all such representations are accurate and complete. The Participant will notify the Company immediately of any changes in any of such information at any time.

SECTION 7. Restrictive Covenants. As a condition precedent to receiving the Award granted pursuant to this Award Agreement, the Participant shall execute and agree to be subject to the Restrictive Covenant Agreement in substantially the form set forth in Exhibit B to the Pioneer Energy Services Corp. Key Executive Severance Plan. Notwithstanding anything herein to the contrary, if the Participant does not execute and agree to be subject to the Restrictive Covenant Agreement contemporaneously with this Award Agreement, the Award shall be void ab initio and canceled in its entirety without any payment or consideration being due from the Company.

SECTION 8. Spousal Consent. The Participant agrees to cause any current or future spouse of his or hers to deliver to the Company a consent in the form of the consent set forth in Exhibit B hereto validly executed by such spouse on the date hereof or promptly after any such person becomes his or her spouse, as applicable.

SECTION 9. Governing Law; Waiver of Jury Trial. This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of laws rules of such state. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Award Agreement or the transactions contemplated hereby.

SECTION 10. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Award or Award Agreement, prospectively or retroactively; provided, however, and notwithstanding Section 12.02 of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would adversely affect the rights of the Participant will not to that extent be effective without the consent of the Participant.

SECTION 11. Interpretation. The Participant accepts this Award subject to all the terms and provisions of the Plan; provided that in the event of any conflict between any provision of the Plan and this Award Agreement, this Award Agreement shall control. The Participant accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan and/or this Award Agreement. Notwithstanding the immediately preceding sentence or the provisions of Section 3.03 of the Plan, any good faith dispute by the Participant of any action taken by the Committee in respect of this Award Agreement (or any applicable provisions of the Plan relating hereto) shall be subject to de novo review by the applicable court. The Participant acknowledges receiving a copy of the Plan.

SECTION 12. Notices. Any notice under this Award Agreement shall be (i) if in writing, effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Participant at his or her last known address on the books of the Company or, in the case of the Company, at the address set forth below, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 12, or (ii) if delivered by electronic email transmission, effective when a receipt of such e-mail is requested and received.

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Bryce Seki, VP - General Counsel

E-mail: bseki@pioneeres.com

SECTION 13. Sections and Headings. All section references in this Award Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Award Agreement.

SECTION 14. Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Award Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Award Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first above written.

PIONEER ENERGY SERVICES CORP.

By:
Name:
Title:

PARTICIPANT

By:
Name:

ANNEX I

1.	The Participant is an Accredited Investor as a result of meeting one or more of the criteria set forth in items 2(a) through (d) below (check the relevant response):

Yes ____________ No ____________

2.	If the answer to Question 1 above is yes, the Participant is an Accredited Investor because he or she certifies that (check all appropriate descriptions that apply):

a.

____________ The Participant has individual net worth, or joint net worth with his or her spouse, exceeding $1,000,000. For purposes of this Question 2, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities.

b.

____________ The Participant had individual income exceeding $200,000 in each of the last two calendar years and the Participant has a reasonable expectation of reaching the same income level in the current calendar year. For purposes of this Question 2(b), “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

c.

____________ The Participant had joint income with his or her spouse exceeding $300,000 in each of the last two calendar years and the Participant has a reasonable expectation of reaching the same income level in the current calendar year, as defined in (b) above.

d.

____________ The Participant is a director, executive officer or general partner of the Company, or a director, executive officer of the Company. (For purposes of this Question 2(d), executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.)

3.

The Participant is qualified to purchase the Common Shares underlying the Award because he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such investment.

Yes ____________ No ____________

4.	The Participant has sufficient knowledge and experience in similar investments to evaluate the merits and risks of an investment in the Company Group.

Yes ____________ No ____________

EXHIBIT A

GRANT NOTICE OF AWARD

1.	Number of Common Shares underlying the Award	[•] [•][2] will be “Time-Vesting Restricted Stock” and [•][3] will be “Performance-Vesting Restricted Stock”

2.	Type of Award	Restricted Stock

3.	“Grant Date”	[_], 2020

4.	“Vesting Commencement Date”	May 29, 2020

5.	Vesting Schedule

Subject to Section 3 of the Award Agreement, the Restricted Stock issued under the Award will vest as follows:

Time-Vesting Restricted Stock will vest 1/3 on each of the first three anniversaries of the Vesting Commencement Date, subject to the Participant’s continuous employment with the Company and its Affiliates.

Performance-Vesting Restricted Stock will vest subject to the Performance Condition below.[4]

6.	“Performance Condition”	[•]

[2]

Note to Draft: Unless otherwise determined by the New Board after good faith consultation with the Company’s Chief Executive Officer, to be an amount equal to 60% of the total number of Common Shares underlying the Award.

[3]

Note to Draft: Unless otherwise determined by the New Board after good faith consultation with the Company’s Chief Executive Officer, to be an amount equal to 40% of the total number of Common Shares underlying the Award.

[4]	Note to Draft: The performance targets to be reasonably determined by the New Board in its sole discretion after good faith consultation with the Company’s Chief Executive Officer.

EXHIBIT B

CONSENT OF SPOUSE

The undersigned spouse of Participant who is the signatory to the foregoing Award Agreement has read and hereby approves the terms and conditions of the Plan and this Award Agreement. In consideration of the Company’s granting his or her spouse the Award as set forth in the Plan and this Award Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Award Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Award Agreement.

Name:
Spouse of [•]